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                    SUSTAINABLE DEVELOPMENT TECHNOLOGY CANADA

                   MODIFICATION TO THE CONTRIBUTION AGREEMENT

                             MODIFICATION NUMBER: M1

THIS MODIFICATION TO THE CONTRIBUTION AGREEMENT ("The Modification") is made in triplicate this 6 day of April, 2004 (the "Effective Date") between Canada Foundation for Sustainable Development Technology, a corporation without share capital incorporated under the Canada Corporations Act Canada (Canada) and continued under the Canada Foundation for Sustainable Development Technology Act (Canada) (hereinafter referred to as "SDTC") and West Lorne BioOil Co-Generation Limited Partnership a Limited Partnership formed under the laws of Ontario, Canada (hereinafter referred to as the "Lead Contractor").

WHEREAS SDTC is a not for profit foundation constituted for the purpose of fostering the development and adoption of technologies that contribute to a sustainable development technology infrastructure in Canada by contributing to the rapid development, demonstraion and pre-commercialization of technological solutions which address climate change and air quality: and

WHEREAS SDTC has entered into an agreement (the "Funding Agreement") with Her Majesty the Queen in Right of Canada represented by the Minister of Natural Resources and the Minister of the Environment dated March 26, 2001

WHEREAS SDTC and the Lead Contractor have entered into a Contribution through which SDTC will provide a funding contribution for the Lead Contractor to perform the project entitled "The Erie Flooring BioOil Cogeneration Plant" as described in the Contribution Agreement which has been assigned the contract number SDTC-2002-B-448. This Modification will be titled SDTC-2002-B-448-MI

The Contribution Agreement is hereby modified to incorporate the following change(s)

1. On page 5, the "Master Consortium Agreement" should be defined as:

"... among Dynamotive Energy Systems Corporation,Erie Flooring & Wood Products, Magellan Aerospace Limited, Ontario Power Generation Inc. and West Lorne Biooil Co-Generation Limited Partnership."

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SDTC-2002-B-448                                                    CONFIDENTIAL

On page five (5) of the Contribution Agreement the Definition of Master Consortium Agreement is hereby changed from:

"Master Consortium means the agreement dated February 11, 2004 among Dynamotive Energy Systems Corporation, Satin Finish Hardwood Flooring Limited, Erie Flooring and Wood Products Ltd. And Magellan Aerospace Corporation.

On page five (5) of the Contribution Agreement the Definition of Master Consortium Agreement is hereby changed to:

"Master Consortium Agreement" means the agreement dated February 11, 2004 among Dynamotive Energy Systems Corporation, Erie Flooring & Wood Products, Magellan Aerospace Limited, Ontario Power Generation Inc, and West Lorne BioOil Co-Generation Limited Partnership.

IN WITNESS WHEREOF this Modification has been executed by the parties hereto as of the Effective Date,

                                   Canada Foundation for Sustainable Development Technology


                                   By:/s/ Greg Graham
                                   ----------------------------------
                                   Name:  Greg Graham
                                   Title: Vice President, Operations

                                   By:/s/ Victoria Sharp
                                   ----------------------------------
                                   Name:  Dr. Victoria Sharp
                                   Title: President and CEO

                                   West Lorne BioOil Co-Generation Limited
                                   Partnership, by its general partner,
                                   DynaMotive Canada Inc.

                                   By:/s/ Richard Lin
                                   ----------------------------------
                                   Name: Richard Lin
                                   Title: Chairman








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SDTC-2002-B-448                                                    CONFIDENTIAL